GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2005 and 2004

(Stated in US Dollars)

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

Golden Patriot, Corp.

(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Golden Patriot, Corp. (An Exploration Stage Company) and its subsidiary as of April 30, 2005 and 2004 and the related consolidated statements of operations, cash flows and stockholders’ equity (deficiency) for the years ended April 30, 2005 and 2004 and the period from November 24, 1998 (Date of Inception of the Exploration Stage) to April 30, 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Golden Patriot, Corp. and its subsidiary as of April 30, 2005 and 2004 and the results of their operations and their cash flows for the years ended April 30, 2005 and 2004 and the period from November 24, 1998 (Date of Inception of the Exploration Stage) to April 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has a working capital deficiency, is in the exploration stage with no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	/s/ AMISANO HANSON
July 13, 2005, except as to Note 13, which is as of August 2, 2005	Chartered Accountants

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

April 30, 2005 and 2004

(Stated in US Dollars)

ASSETS		2005	2004

Current
Cash		$ 11,461	$ 2,163
Amounts receivable – Note 8		2,122	2,299
Prepaid fees – Note 7		-	62,500
Equity securities		25,539	-

		39,122	66,962
Equipment – Note 4		1,625	2,229

		$ 40,747	$ 69,191

LIABILITIES

Current
Accounts payable and accrued liabilities – Note 8		$ 127,628	$ 32,607
Advances payable - Notes 5 and 8		140,749	82,105
Note payable – Note 6		204,000	-

		472,377	114,712
Note payable – Note 6		-	204,000

		472,377	318,712

STOCKHOLDERS’ DEFICIENCY

Capital stock – Notes 7 and 13
Common stock, $0.001 par value
150,000,000	authorized
72,012,895	outstanding (2004: 71,689,495)	72,012	71,689
Additional paid-in capital		3,865,403	3,763,096
Contributed surplus – Note 7		80,200	-
Deficit accumulated during the exploration stage		(4,449,245)	(4,084,306)

		(431,630)	(249,521)

		$ 40,747	$ 69,191

Nature and Continuance of Operations – Note 1

Commitments – Notes 3, 7 and 13

Subsequent Events – Note 13

SEE ACCOMPANYING NOTES

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

for the years ended April 30, 2005 and 2004 and

the period from November 24, 1998 (Date of Inception of the Exploration Stage)

to April 30, 2005

(Stated in US Dollars)

			November 24,
			1998 (Date of
			Inception of the
			Exploration
			Stage) to
			April 30,
	2005	2004	2005

General and Administrative Expenses
Abandonment of capital assets	$ -	$ -	$ 6,773
Administration fees – Note 8	-	-	14,527
Amortization	604	351	5,945
Audit and accounting fees	28,903	18,236	80,042
Consulting fees – Note 8	158,625	2,705,747	2,879,321
Cost recovery – Note 8	-	-	(4,000)
Exploration, property and development costs – Note 8	38,191	647,479	719,707
Filing fees	2,605	5,608	17,138
Investor relations	120,209	20,723	140,932
Interest	10,172	5,198	27,509
Legal fees	6,120	8,765	66,414
Management fees – Note 8	-	68,830	284,830
Office and miscellaneous	7,159	18,873	37,963
Promotion	-	12,485	48,438
Rent – Note 8	-	-	1,432
Mineral property option payments received – Note 3	(106,940)	-	(106,940)
Stock-based compensation – Note 7	80,200	-	80,200
Telephone	-	-	3,050
Transfer agent fees	2,936	4,422	18,789
Travel and automobile	3,365	5,013	31,844
Write-down and loss on disposal of equity securities	12,790	-	12,790
Write-off of accounts payable	-	(1,959)	(1,959)
Write-off of oil and gas properties – Note 8	-	-	84,500

Net loss for the period	$ (364,939)	$ (3,519,771)	$ (4,449,245)

Basic loss per share	$ (0.00)	$ (0.05)

Weighted average number of shares outstanding	71,962,614	66,325,523

SEE ACCOMPANYING NOTES

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the years ended April 30, 2005 and 2004 and

the period from November 24, 1998 (Date of Inception of the Exploration Stage)

to April 30, 2005

(Stated in US Dollars)

			November 24,
			1998 (Date of
			Inception of the
			Exploration
			Stage) to April 30,
	2005	2004	2005

Cash Flows provided by (used in) Operating Activities
Net loss for the period	$ (364,939)	$ (3,519,771)	$ (4,449,245)
Add (deduct) items not affecting cash:
Amortization	604	351	5,945
Abandonment of capital assets	-	-	6,773
Mineral property option payments received	(46,940)	-	(46,940)
Write-down and loss on disposal of equity securities	12,790	-	12,790
Write-off of accounts payable	-	(1,959)	(1,959)
Write-off of oil and gas properties	-	-	84,500
Issuance of common shares for investor relations	99,000	-	99,000
Issuance of common shares for debt settlement	3,630	-	3,630
Issuance of common shares for consulting fees	-	2,775,000	2,775,000
Issuance of common shares for exploration and development costs	-	513,040	513,040
Stock-based compensation	80,200	-	80,200
Change in non-cash working capital items related to operations
Amounts receivable	177	(2,299)	(2,122)
Prepaid fees	62,500	(62,500)	-
Accounts payable and accrued liabilities	95,021	(99,812)	233,132
Advances payable	58,644	73,339	170,749

Cash provided by (used in) operating activities	687	(324,611)	(515,507)

…/cont’d

SEE ACCOMPANYING NOTES

Continued

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the years ended April 30, 2005 and 2004 and

the period from November 24, 1998 (Date of Inception of the Exploration Stage)

to April 30, 2005

(Stated in US Dollars)

			November 24,
			1998 (Date of
			Inception of the
			Exploration
			Stage) to
			April 30,
	2005	2004	2005

Cash Flows provided by Financing Activities
Common stock issued	-	-	224,656
Common stock subscriptions	-	-	63,200
Common stock issued – options	-	125,344	125,344
Note payable	-	204,000	204,000

Cash provided by financing activities	-	329,344	617,200

Cash Flows provided by (used in) Investing Activities
Proceeds from sale of equity securities	8,611	-	8,611
Acquisition of equipment	-	(2,580)	(14,343)
Acquisition of oil and gas properties	-	-	(86,500)
Proceeds on disposal of oil and gas property	-	-	2,000

Cash provided by (used in) investing activities	8,611	(2,580)	(90,232)

Increase in cash during the period	9,298	2,153	11,461

Cash, beginning of the period	2,163	10	-

Cash, end of the period	$ 11,461	$ 2,163	$ 11,461

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -

Non-cash Transactions – Note 11

SEE ACCOMPANYING NOTES

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

for the period November 24, 1998 (Date of Inception of the Exploration Stage)

to April 30, 2005

(Stated in US Dollars)

					Deficit
					Accumulated
	(Note 7)		Additional		During the
	Common Shares		Paid-in	Contributed	Exploration
	Number	Par Value	Capital	Surplus	Stage	Total

Stock issued pursuant to private placement agreements – at $0.15	66,665	$ 67	$ 1,933	$ -	$ -	$ 2,000
– at $2.25	442,475	442	198,672	-	-	199,114
– at $3.00	11,110	11	6,656	-	-	6,667
– at $74.91	1,335	1	19,999	-	-	20,000
– at $2.25	37,500	38	16,837	-	-	16,875

	559,085	559	244,097	-	-	244,656
Net loss for the period	-	-	-	-	(184,872)	(184,872)

Balance, April 30, 1999	559,085	559	244,097	-	(184,872)	59,784
Stock rescission – at $74.91	(1,335)	(1)	(19,999)	-	-	(20,000)
Stock subscriptions – at $1.50	194,000	194	58,006	-	-	58,200
Net loss for the year	-	-	-	-	(135,022)	(135,022)

Balance, April 30, 2000	751,750	752	282,104	-	(319,894)	(37,038)
Stock subscriptions – at $1.50	16,665	16	4,984	-	-	5,000
Net loss for the year	-	-	-	-	(74,471)	(74,471)

Balance, April 30, 2001	768,415	768	287,088	-	(394,365)	(106,509)
Net loss for the year	-	-	-	-	(77,816)	(77,816)

…/cont’d

SEE ACCOMPANYING NOTES

Continued

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

for the period November 24, 1998 (Date of Inception of the Exploration Stage)

to April 30, 2005

(Stated in US Dollars)

Deficit
Accumulated
(Note 7)		Additional		During the
Common Shares		Paid-in	Contributed	Exploration
Number	Par Value	Capital	Surplus	Stage	Total

Balance, April 30, 2002	768,415	768	287,088	-	(472,181)	(184,325)
Stock subscriptions - at $2.25	66,690	67	29,933	-	-	30,000
Net loss for the year	-	-	-	-	(92,354)	(92,354)

Balance, April 30, 2003	835,105	835	317,021	-	(564,535)	(246,679)
Stock issued pursuant to debt settlement agreements - at $0.002	51,772,500	51,773	51,772	-	-	103,545
Stock issued pursuant to consulting agreements - at $0.10	12,500,000	12,500	237,500	-	-	250,000
- at $0.52	2,000,000	2,000	1,038,000	-	-	1,040,000
- at $0.48	3,000,000	3,000	1,437,000	-	-	1,440,000
- at $0.45	100,000	100	44,900	-	-	45,000
- at $0.54	9,890	9	5,331	-	-	5,340
Stock issued to acquire mineral properties - at $0.43	1,000,000	1,000	429,000	-	-	430,000
- at $0.35	222,000	222	77,478	-	-	77,700
Stock issued pursuant to exercise of options - at $0.50	250,000	250	125,094	-	-	125,344
Net loss for the year	-	-	-	-	(3,519,771)	(3,519,771)

…/cont’d

SEE ACCOMPANYING NOTES

Continued

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

for the period November 24, 1998 (Date of Inception of the Exploration Stage)

to April 30, 2005

(Stated in US Dollars)

Deficit
Accumulated
(Note 7)		Additional		During the
Common Shares		Paid-in	Contributed	Exploration
Number	Par Value	Capital	Surplus	Stage	Total

Balance, April 30, 2004	71,689,495	71,689	3,763,096	-	(4,084,306)	(249,521)
Stock issued pursuant to investor relations agreements – at $0.36	275,000	275	98,725	-	-	99,000
Stock issued pursuant to debt settlement agreement – at $0.075	48,400	48	3,582	-	-	3,630
Stock-based compensation	-	-	-	80,200	-	80,200
Net loss for the year	-	-	-	-	(364,939)	(364,939)

Balance, April 30, 2005	72,012,895	$ 72,012	$ 3,865,403	$ 80,200	$ (4,449,245)	$ (431,630)

GOLDEN PATRIOT, CORP.

(An Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2005 and 2004

(Stated in US Dollars)

Note 1

Nature and Continuance of Operations

The Company is an exploration stage company.  The Company originally intended to explore and develop oil and gas properties in California, USA.  On September 29, 2003, the Company terminated the development of its oil and gas properties and during the years ended April 30, 2004 and 2005, the Company entered into agreements to acquire mineral properties in Nevada and Arizona, USA that it intends to explore and develop.  The Company has not yet determined whether these properties contain reserves that are economically recoverable.  The recoverability of the amounts shown for mineral properties is dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying properties, the ability of the Company to obtain the necessary financing to satisfy the expenditure requirements of property agreements and complete the development of the properties, and upon future profitable production or proceeds from the sale thereof.

These consolidated financial statements have been prepared on a going concern basis.  At April 30, 2005 the Company has a working capital deficiency of $433,255.  The Company has not yet achieved profitable operations and as of April 30, 2005, has accumulated a deficit of $4,449,245 since its inception.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern. The Company has historically satisfied its capital needs primarily by issuing equity securities.  These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.  Management plans to continue to provide for its capital needs during the year ended April 30, 2006 by the issuance of common stock and through loans.  The Company is actively seeking one or more potential joint venture partners to develop and explore the existing mineral properties.

The Company was incorporated in Nevada, USA on November 24, 1998, as Herrimen Oil & Gas Inc. and commenced operations at that time.  On March 24, 2003, the Company changed its name to Boundaries Capital, Inc. and consolidated its shares on a 150 old to 1 new basis.  On September 29, 2003, the Company changed its name to Golden Patriot, Corp., forward split its common stock on a 5 new for 1 old basis and increased its authorized capital from 50,000,000 to 150,000,000 common shares with a par value of $0.001.  The number of shares issued and outstanding has been restated to give retroactive effect to this forward split of common stock.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 3

Note 2

Summary of Significant Accounting Policies

The consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.  Actual results may vary from these estimates.

The consolidated financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Golden Patriot Nevada, Corp. (formerly Vocalwave Software Inc.) (“Vocalwave”).  Vocalwave was incorporated in the State of Nevada on August 5, 2003, and was inactive during the period August 5, 2003 to April 30, 2005.

Exploration Stage Company

The Company is an exploration stage company as defined in Statement of Financial Accounting Standards No. 7 “Accounting and Reporting by Development Stage Enterprises”.  The Company has devoted substantially all of its efforts to the business of exploration of mineral properties in Nevada and Arizona.  All losses accumulated since incorporation have been considered as part of the Company’s exploration stage activities.

Equity Securities

The Company classifies its equity securities as “trading” and they are carried in the financial statements at their fair value equal to their quoted market price at year-end.  Trading securities are classified as current.  Realized and unrealized gains and losses are reported in earnings for the year.

Equipment and Amortization

The Company records computer equipment and office equipment additions at cost and provides for amortization at a rate of 30% and 20% respectively per annum using the declining balance method.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 4

Note 2

Summary of Significant Accounting Policies – (cont’d)

Impairment of Long-lived Assets

Equipment is reviewed for impairment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, which was adopted effective January 1, 2002.  Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Mineral Properties

Cost of lease, acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of:

i)

completion of a feasibility study: or

ii)

the Company’s commitments to a plan of action based on the then known facts.

There have been no environmental expenses incurred by the Company.

Foreign Currency Translation

The Company’s functional currency is US dollars as substantially all of the Company’s operations are in the United States of America.  The Company used the United States of America dollar as its reporting currency for consistency with registrants of the Securities Exchange commission (“SEC”) and in accordance with the SFAS No. 52.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 5

Note 2

Summary of Significant Accounting Policies – (cont’d)

Foreign Currency Translation – (cont’d)

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the year and are included in the Comprehensive Income Account in Stockholders’ Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the Company are translated using the exchange rate in effect as of the translation date.  Any exchange gains or losses are included in other income expenses on the Statement of Operation, if applicable.

Basic Loss Per Share

The Company reports basic loss per share in accordance with Statement of Financial Accounting Standards No. 128 “Earnings per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes”.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash, amounts receivable, accounts payable and accrued liabilities, advances payable and note payable approximate their fair value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 6

Note 2

Summary of Significant Accounting Policies – (cont’d)

Stock-based Compensation

The Company has a stock-based compensation plan, which is described in Note 7.  Under this plan, all stock-based payments to non-employees are accounted for using a fair value based methods of accounting.  No compensation expense is recognized when the stock options are granted to employees or directors.  Consideration received from employees, directors or consultants on exercise of stock option is credited to share capital.  If stock is repurchased form employees, directors or consultants, the excess of the consideration paid over the carrying amount of the stock is charged to deficit.  On the granting of stock options to employees or directors, the Company has elected to provide pro-forma disclosure on their fair value.

Note 3

Mineral Properties

The Dun Glen Prospect

By a lease agreement dated September 25, 2003, the Company acquired the exclusive right to prospect and explore 28 lode mining claims located in Pershing County, Nevada.  The Company shall pay advanced royalty payments as follows:

2003	$10,000 (paid)
2004	$15,000 (paid)
2005	$25,000
2006	$36,000
2007	$50,000
2008 - 2013	$70,000

All advance royalty payments payable shall be credited to and recoverable from production royalty payments.  The Company shall pay a production royalty of 3 – 4% of net smelter returns.

Debut Property

By quit claim deed dated December 12, 2003, the Company acquired a 100% interest in 16 unpatented lode mineral claims located in Pershing County, Nevada for $3,500 (paid).  This agreement is subject to a production royalty of 2 ½% of net smelter returns.

By a letter of intent dated March 15, 2004 the Company granted Megastar Development Corp. (“MDV”), a Canadian public company, the option to earn a 50% ownership interest in the Debut Property.  As consideration, MDV was to pay a total of $201,600 and issue a total of 500,000 of its common shares to the Company.  The Company and MDV mutually terminated the letter of intent on May 10, 2004.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 7

Note 3

Mineral Properties – (cont’d)

Sierra Claims

On January 27, 2004, the company entered into a contract to purchase a 100% interest in 30 mineral claims located in Pershing County, Nevada.  As consideration for the sales and conveyance, the Company issued 222,000 common shares valued at $77,700.

Scoonover Properties

By an acquisition agreement dated March 1, 2004, the Company agreed to acquire 100% ownership of the unpatented mining claims and the net smelter royalties throughout five properties (the Dun Glen (28 claims), Debut (16 claims), SMH (20 claims), Roxy (8 claims) and Gold View properties (76 claims)) located in Pershing and Eureka Counties, Nevada, in consideration for $10,000 (paid) and 1,000,000 common shares (issued) valued at $441,200.  The vendor is a related party by virtue of a former common director.

Minterra Option

By an option agreement dated July 26, 2004, the Company granted Minterra Resources Corp. (“Minterra”) the option to earn a 50% ownership interest in the Gold View and Dun Glen properties (including the Sierra claims).  As consideration Minterra is required to reimburse the Company its costs up to $30,000 per property or $60,000 (paid), issue to the Company 100,000 common shares per property or 200,000 common shares valued at $58,000 (issued) and incur Cdn$1,000,000 of exploration costs per property or Cdn$2,000,000 of exploration costs within three years.  Minterra is also responsible for all of the advance royalty payments and net smelter return royalties on these properties.  Subsequent to the year ended April 30, 2005, Minterra terminated its option in the Dun Glen property.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 8

Note 3

Mineral Properties- (cont’d)

Lucky Boy Project

By an option agreement dated March 17, 2005, the Company was granted the option to acquire a 100% interest in 14 mineral claims and an 80 acre State Lease (the Lucky Boy Uranium Project) located in Gila County, Arizona in consideration for property payments of $75,000 and incurring exploration and development costs totalling $925,000 as follows:

	Exploration
	and
Property	Development
Payments	Costs	Due Date

$ 25,000	$ -	On execution (paid)
25,000	200,000	March 17, 2006
25,000	300,000	March 17, 2007
-	425,000	March 17, 2008

$ 75,000	$ 925,000

Subsequent to April 30, 2005, the Company advanced $37,936 with respect to exploration and development costs to be incurred.

Once the Company spends $500,000 in the cumulative on the Lucky Boy Project, then it has the right but not the obligation to earn up to a 60% interest on the property; for each further $100,000 that the Company spends on the property it will earn the right but not the obligation to earn a further 8% on the property.

The agreement is subject to a 3% uranium oxide royalty.

Rodinia Option

By an option agreement dated March 17, 2005, the Company granted Rodinia Minerals Inc. (“Rodinia”) the option to acquire up to a 40% interest in the Lucky Boy Project in consideration of Rodinia deferring its acquisition of an interest in the Lucky Boy Project in favour of the Company.  The option shall be exercisable from time to time, as to 40% of the interest in respect of which the Company has exercised its right to acquire pursuant to the terms of the above-noted option agreement.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 9

Note 4

Equipment

2005
Accumulated
	Cost	Amortization	Net

Computer equipment	$ 1,862	$ 754	$ 1,108
Office equipment	718	201	517

	$ 2,580	$ 955	$ 1,625

2004
Accumulated
	Cost	Amortization	Net

Computer equipment	$ 1,862	$ 279	$ 1,583
Office equipment	718	72	646

	$ 2,580	$ 351	$ 2,229

Note 5

Advances Payable – Note 8

Advances payable are unsecured, non-interest bearing and have no specific terms for repayment.

Note 6

Note payable

The note payable in the amount of $204,000 is unsecured, due on October 27, 2005 and bears interest at 5% per annum on the unpaid balance.

Note 7

Capital Stock – Note 13

On March 24, 2003, the Company consolidated its common stock on a 150 old for 1 new basis.  On September 29, 2003, the Company forward split its common stock on a 5 new for 1 old basis and increased its authorized capital from 50,000,000 to 150,000,000 common shares with a par value of $0.001.  The number of shares issued and outstanding has been restated to give retroactive effect to the consolidation and the forward split of its common stock.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 10

Note 7

Capital Stock – Note 13 – (cont’d)

By amended consulting agreements dated August 1, 2003, the Company retained the services of two consultants for a twelve month period to provide technical, business and/or management services to the Company.  In consideration for these services, the Company issued a total of 12,500,000 common shares to these consultants which are recorded at a fair value of $250,000.  At April 30, 2004, $62,500 of this consideration was recorded as prepaid for services which were provided during the year ended April 30, 2005.

The Company also agreed to issue up to an additional 12,500,000 common shares as additional consideration for services should the Company and the consultants determine such consideration is appropriate.  These shares were issued into escrow at that time.  During the year ended April 30, 2004, 5,000,000 of these common shares were released from escrow and were recorded at a fair value of $2,480,000.

The number of common shares issued and outstanding at April 30, 2005 does not include the additional 7,500,000 common shares included in escrow.

Share Purchase Options

The Company has a share purchase option plan, which authorizes the board of directors to grant shares as incentive share purchase options to directors, officers. employees and consultants.  The exercise price of the options is determined by the fair market value of the shares at the closing price on the date of the grant.

During the years ended April 30, 2005 and 2004, the change in share purchase options outstanding is as follows:

	Years ended April 30,
	2005		2004
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Options outstanding, beginning of year	2,100,000	$0.50	-	$ -

Granted	5,950,000	$0.18	2,350,000	$0.50
Exercised	-	$ -	(250,000)	$0.50
Expired	(4,200,000)	$0.43	-	$ -

Options outstanding, end of year	3,850,000	$0.08	2,100,000	$0.50

Options exercisable, end of year	3,050,000	$0.08	2,100,000	$0.50

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 11

Note 7

Capital Stock – Note 13 – (cont’d)

Share Purchase Options – (cont’d)

At April 30, 2005, 500,000 share purchase options are outstanding to directors and employees entitling the holders thereof the right to purchase one common share of the Company at $0.10 per share and 3,350,000 share purchase options are outstanding to consultants entitling the holders thereof the right to purchase one common share of the Company at $0.07 and $0.10 per share.  These share purchase options expire March 17, 2006 and April 14, 2006, respectively.

All share purchase options vest immediately at the date of the grant with the exception of 1,100,000 share purchase options granted to a consultant.  200,000 of these share purchase options vest immediately with the remaining 900,000 share purchase options to vest at 100,000 shares per month until fully vested (800,000 options were not vested at April 30, 2005).

The fair value of the stock-based compensation has been determined using the Black-Scholes option pricing model with the following assumptions:

	2005	2004

Expected dividend yield	0.0%	0.0%
Expected volatility	54.7% - 98.3%	46%
Risk-free interest rate	3%	4%
Weighted average expected term in years	1 year	0.33 years

The Black-Scholes option pricing model requires the input of highly subjective assumptions including the expected price volatility.  Changes in the subjective input assumptions can materially affect the fair value estimate and therefore the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of the Company’s share purchase options.

The compensation charge associated with the consultant’s option in the amount of $80,200 is included in the statement of operations for the year ended April 30, 2005.

The compensation charge associated with directors’ and employees’ options in the amount of $149,000 is not recognized in the financial statements, but included in the pro forma amounts below.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 12

Note 7

Capital Stock – Note 13 – (cont’d)

Share Purchase Options – (cont’d)

Had compensation cost associated with directors’ and employee options been determined based on fair value at the grant date, pro forma loss and loss per share would have been as follows:

	Years ended April 30,
	2005	2004

Net loss	$ (364,939)	$ (3,519,771)
Pro forma compensation cost	(149,000)	(150,000)

Pro forma net loss	$ (513,939)	$ (3,669,771)

Pro forma net loss per share	$ (0.01)	$ (0.05)

Note 8

Related Party Transactions – Note 3

The Company was charged the following amounts by companies with former directors or officers in common and a company with an officer in common:

			November 24,
			1998 (Date of
			Inception of
			Exploration
			Stage to
			April 30,
	2005	2004	2005

Administration fees	$ -	$ -	$ 14,527
Equipment	-	-	3,547
Consulting fees	50,425	73,463	138,837
Cost recovery	-	-	(4,000)
Exploration and development costs	8,412	8,080	16,492
Management fees	-	68,830	284,830
Rent	-	-	1,432
Write-off of oil and gas properties	-	-	45,000

	$ 58,837	$ 150,373	$ 500,665

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 13

Note 8

Related Party Transactions – Note 3 – (cont’d)

These charges were measured by the exchange amount which is the amount agreed upon by the transacting parties.

At April 30, 2005, amounts receivable includes $2,063 (2004:  $982) due from a company with an officer in common.

At April 30, 2005 and 2004, the Company owed the following amounts to a former director of the Company, companies with former directors in common and a company with an officer in common:

	2005	2004

Accounts payable	$ 50,425	$ 8,238
Advances payable	-	51,505

	$ 50,425	$ 59,743

These amounts are unsecured, non-interest bearing and have no specific terms for repayment.

Note 9

Deferred Tax Assets

The significant components of the Company’s deferred tax assets are as follows:

	2005	2004

Deferred Tax Assets
Non-capital loss carryforwards	$ 1,485,475	$ 1,388,664
Valuation allowance for deferred tax assets	(1,485,475)	(1,388,664)

	$ -	$ -

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards which is likely to be realized from future operations.  The Company has provided an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry, as it is more likely than not that all of the deferred tax assets will not be realized.

Golden Patriot, Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

April 30, 2005 and 2004

(Stated in US Dollars) – Page 14

Note 10

Income Taxes

No provision for income taxes has been provided in these financial statements due to the net loss.  At April 30, 2005, the Company has net operating loss carryforwards, which expire commencing in 2019 totalling approximately $4,369,045, the benefit of which has not been recorded in the financial statements.

Note 11

Non-cash Transactions

Operating and financing activities that do not have a direct impact on current cash flows are excluded from the statement of cash flows.  During the year ended April 30, 2005, the Company issued 275,000 common shares, at a value of $99,000, to consultants for investor relation’s services and issued 48,400 common shares at $0.075 per share pursuant to a debt settlement agreement for $3,630.

During the year ended April 30, 2004, the Company issued 51,772,500 common shares at $0.002 per share pursuant to agreements to settle debts totalling $103,545.  In addition, the Company issued a total of 17,500,000 common shares, at a value of $2,730,000, to consultants for consulting services, 1,222,000 common shares at a value of $507,700 to acquire mineral properties and 109,890 common shares at a value of $50,340 to consultants for exploration costs.

These transactions were excluded from the statements of cash flows.

Note 12

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 13

Subsequent Events – Note 3

Subsequent to April 30, 2005, the Company:

a)

granted share purchase options to a director of the Company to purchase 1,000,000 common shares of the Company at $0.10 per share.  These options expire on June 19, 2006.

b)

issued 500,000 common shares pursuant to the exercise of share purchase options for a promissory note of $35,000.  The promissory note bears interest at the rate of 2% per annum on the unpaid balance and is due on January 11, 2006.  This note was repaid on August 2, 2005.